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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2014

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, the shareholders of BBX Capital Corporation (“BBX”) approved the BBX Capital Corporation 2014 Stock Incentive Plan (the “Plan”) at BBX’s 2014 Annual Meeting of Shareholders held on June 12, 2014. In connection with such approval and the effectiveness of the Plan, BBX will be filing a Registration Statement on Form S-8 (the “S-8”) to register the shares of its Class A Common Stock (and related preferred share purchase rights) issuable pursuant to restricted stock awards and stock options granted under the Plan. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), BBX is filing this Current Report on Form 8-K, which will be incorporated by reference into the S-8, solely for the purpose of updating the description of BBX’s capital stock contained in previously-filed Registration Statements on Form 8-A.

DESCRIPTION OF BBX’S CAPITAL STOCK

The following summary of BBX’s capital stock is subject in all respects to applicable Florida law, including the Florida Business Corporation Act (the “FBCA”), the relevant provisions of BBX’s Restated Articles of Incorporation and Amended and Restated Bylaws, in each case as amended, and the Rights Agreement (as hereinafter defined). BBX’s Restated Articles of Incorporation and Amended and Restated Bylaws and the Rights Agreement, including each amendment to such instrument or agreement, are filed as exhibits to BBX’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014.

Shares Authorized and Outstanding

The authorized capital stock of BBX consists of 36,800,000 shares, comprised of 25,000,000 shares of Class A Common Stock, par value $0.01 per share, 1,800,000 shares of Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of Preferred Stock, par value $0.01 per share. Out of the 10,000,000 authorized shares of Preferred Stock, BBX’s board of directors previously designated 1,000,000 shares as Series A Junior Participating Preferred Stock in connection with its adoption of the Rights Agreement described below. As of July 8, 2014, 15,810,588 shares of BBX’s Class A Common Stock and 195,045 shares of BBX’s Class B Common Stock were issued and outstanding. No shares of BBX’s Preferred Stock are outstanding.

Voting Rights

Except as provided by the FBCA or as specifically provided in BBX’s Restated Articles of Incorporation, holders of BBX’s Class A Common Stock and Class B Common Stock vote as a single group on matters presented to them for a shareholder vote. Each share of BBX’s Class A Common Stock is entitled to one vote and BBX’s Class A Common Stock represents in the aggregate 53% of the total voting power of BBX’s Class A Common Stock and Class B Common Stock. Each share of BBX’s Class B Common Stock is entitled to the number of votes per share necessary to cause BBX’s Class B Common Stock to represent in the aggregate 47% of the total voting power of BBX’s Class A Common Stock and Class B Common Stock. These fixed voting percentages will remain in effect until the total number of outstanding shares of BBX’s Class B Common Stock falls below 97,523 shares (as adjusted to reflect any stock split, reverse stock split, recapitalization or other similar transaction affecting BBX’s Class B Common Stock), at which time each share of BBX’s Class A Common Stock and Class B Common Stock will be entitled to one vote.

If issued, each one one-hundredth of a share of BBX’s Series A Junior Participating Preferred Stock will have the same voting power as one share of BBX’s Class A Common Stock (with all outstanding shares of BBX’s Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, 53% of the general voting power of BBX, subject to adjustment in accordance with BBX’s Restated Articles of Incorporation, as described above).

Under the FBCA, holders of BBX’s Class A Common Stock are entitled to vote as a separate voting group on amendments to BBX’s Restated Articles of Incorporation which require the approval of BBX’s shareholders under the FBCA and would:

•	effect an exchange or reclassification of all or part of the shares of BBX’s Class A Common Stock into shares of another class;

•	effect an exchange or reclassification, or create a right of exchange, of all or part of the shares of another class into shares of BBX’s Class A Common Stock;

•	change the designation, rights, preferences, or limitations of all or part of the shares of BBX’s Class A Common Stock;

•	change all or part of the shares of BBX’s Class A Common Stock into a different number of shares of Class A Common Stock;

•	create a new class of shares which have rights or preferences with respect to distributions or to dissolution that are prior or superior to BBX’s Class A Common Stock;

•	increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior or superior to BBX’s Class A Common Stock;

•	limit or deny an existing preemptive right of all or part of the shares of BBX’s Class A Common Stock; or

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of BBX’s Class A Common Stock.

However, if a proposed amendment that would otherwise entitle the holders of BBX’s Class A Common Stock to vote as a separate voting group as a result of the amendment having one of the effects described above would affect the holders of BBX’s Class B Common Stock or any of BBX’s other securities in the same or substantially similar way, then the holders of BBX’s Class A Common Stock will not be entitled to vote as a separate voting group on the proposed amendment but instead will vote together with the other similarly affected shareholders as a single voting group on the amendment.

Under the FBCA, holders of BBX’s Class B Common Stock are entitled to vote as a separate voting group, and, if issued, holders of BBX’s Series A Junior Participating Preferred Stock would be entitled to vote as a separate voting group, on any amendment to BBX’s Restated Articles of Incorporation which require the approval of BBX’s shareholders under the FBCA and would affect the rights of the holders of BBX’s Class B Common Stock or Series A Junior Participating Preferred Stock, as the case may be, in substantially the same manner as described above with respect to BBX’s Class A Common Stock. Holders of BBX’s Class A Common Stock, Class B Common Stock and Series A Junior Participating Preferred Stock are each also entitled to vote as a separate voting group on any plan of merger or plan of share exchange that requires the approval of BBX’s shareholders under the FBCA and contains a provision which, if included in a proposed amendment to BBX’s Restated Articles of Incorporation, would require their vote as a separate voting group.

In addition to the rights afforded to BBX’s shareholders under the FBCA, BBX’s Restated Articles of Incorporation provide that the approval of the holders of BBX’s Class B Common Stock, voting as a separate voting group, will be required before any of the following actions may be taken:

•	the issuance of any additional shares of BBX’s Class B Common Stock, subject to certain limited exceptions;

•	a reduction in the number of outstanding shares of BBX’s Class B Common Stock (other than upon conversion of Class B Common Stock into Class A Common Stock or upon a voluntary disposition to BBX); or

•	any amendment of the capital stock provisions of BBX’s Restated Articles of Incorporation.

BBX’s Restated Articles of Incorporation do not provide for cumulative voting on the election of directors.

Ownership Restrictions

Other than as described below with respect to BBX’s Rights Agreement, there currently are no limitations on the amount of shares of BBX’s Class A Common Stock that a shareholder may own. However, only BFC Financial Corporation (“BFC”) and its affiliates may own shares of BBX’s Class B Common Stock. Any sale of shares of BBX’s Class B Common Stock to an individual or entity unaffiliated with BFC would require the conversion of the shares to Class A Common Stock prior to or contemporaneously with the sale. The sale of BFC or any other change in control of BFC would not result in the conversion of the shares of Class B Common Stock held by BFC into shares of Class A Common Stock.

BFC currently owns 51% of the issued and outstanding shares of BBX’s Class A Common Stock and 100% of the issued and outstanding shares of BBX’s Class B Common Stock, representing in the aggregate a 52% equity interest and 72% voting interest in BBX.

Convertibility of Class B Common Stock

BBX’s Class B Common Stock is convertible at any time in the holder’s discretion into Class A Common Stock on a share-for-share basis.

Dividends and Other Distributions; Liquidation Rights

Holders of BBX’s Class A Common Stock and Class B Common Stock are entitled to receive cash dividends, when and as declared by BBX’s board of directors out of legally available assets. Any distribution per share with respect to BBX’s Class A Common Stock will be identical to the distribution per share with respect to BBX’s Class B Common Stock, except that a stock dividend or other non-cash distribution to holders of BBX’s Class A Common Stock may be declared and issued only in the form of Class A Common Stock while a dividend or other non-cash distribution to holders of BBX’s Class B Common Stock may be declared and issued in the form of either Class A Common Stock or Class B Common Stock at the discretion of BBX’s board of directors, provided that the number of any shares so issued or any non-cash distribution is the same on a per share basis.

Upon any liquidation of BBX, the assets legally available for distribution to BBX’s shareholders will be distributed ratably among the holders of BBX’s Class A Common Stock and Class B Common Stock after the payment of liabilities and the liquidation preferences of any then-outstanding Preferred Stock.

See “Provisions of BBX’s Series A Junior Participating Preferred Stock” below for a discussion of the dividend rate applicable to, and liquidation preference of, BBX’s Series A Junior Participating Preferred Stock.

Preemptive or Payment Rights

BBX’s shareholders have no preemptive rights, and there are no sinking fund provisions or, except with respect to the purchase rights issued under BBX’s Rights Agreement, redemption provisions relating to any shares of BBX’s capital stock. In addition, except as it relates to BBX’s Rights Agreement, BBX’s shareholders in general do not have any subscription or other similar rights to purchase shares of any class of BBX’s capital stock.

Provisions of BBX’s Series A Junior Participating Preferred Stock

The value of one one-hundredth of a share of BBX’s Series A Junior Participating Preferred Stock is intended to approximate the value of one share of BBX’s Class A Common Stock. Each one one-hundredth of a share of BBX’s Series A Junior Participating Preferred Stock, if issued:

•	will not be redeemable;

•	will rank, with respect to the payment of dividends and other distributions, senior to BBX’s Class A Common Stock and Class B Common Stock and junior to each series of Preferred Stock outstanding from time to time unless the terms of such series of Preferred Stock provide otherwise;

•	will entitle the holder thereof to, when, as and if declared by BBX’s board of directors, dividend payments of $0.01, or an amount equal to the dividend paid on one share of BBX’s Class A Common Stock, whichever is greater;

•	will entitle the holder thereof, upon the liquidation of BBX, either to receive $1.00 or an amount equal to the payment made on one share BBX’s Class A Common Stock, whichever is greater;

•	will have the same voting power as one share of BBX’s Class A Common Stock (with all outstanding shares of BBX’s Class A Common Stock and Series A Junior Participating Preferred Stock representing, in the aggregate, 53% of the general voting power of BBX, subject to adjustment in accordance with BBX’s Restated Articles of Incorporation, as described above); and

•	will entitle the holder thereof to a payment equal to the payment made on one share of BBX’s Class A Common Stock if shares of Class A Common Stock are exchanged via merger, consolidation or a similar transaction.

Authority of BBX’s Board of Directors with Respect to Additional Series of Preferred Stock

Under BBX’s Restated Articles of Incorporation and as permitted by the FBCA, BBX’s board of directors has the authority to provide for the issuance of shares of Preferred Stock in one or more series, in addition to BBX’s Series A Junior Participating Preferred Stock, and to fix the preferences, powers and relative, participating, optional or other special rights, qualifications, limitations and restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference, and to fix the number of shares to be included in any such series without any further vote or action by BBX’s shareholders (unless approval of the holders of BBX’s Class B Common Stock is required, as described above, or shareholder approval is necessary to increase the number of authorized shares of Preferred Stock). Any series of Preferred Stock so issued may rank senior to BBX’s Class A Common Stock and Class B Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of Preferred Stock, including in a series with voting and/or conversion rights, may have the effect of delaying, deferring or preventing a change in control of BBX without further action by BBX’s shareholders and may adversely affect the voting and other rights of the holders of BBX’s Class A Common Stock and Class B Common Stock.

Rights Agreement

On February 7, 2013, BBX entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent (as amended on May 7, 2013, the “Rights Agreement”), which attempts to protect BBX’s ability to use available net operating losses to offset future taxable income by providing a deterrent to shareholders (subject to certain exceptions) from acquiring a 5% or greater ownership interest in BBX’s Class A Common Stock without the prior approval of BBX’s board of directors, after which time and the expiration of a limited interim period, the purchase rights would become exercisable. If the purchase rights become exercisable, all holders of the rights, except the acquiring person or group and its or their affiliates and transferees, may, for $25.00 per right, purchase shares of BBX’s Class A Common Stock having a market value of $50.00 (or, at the option of BBX, the number of one-one hundredths of a share of Series A Junior Participating Preferred Stock equal to the number of shares of BBX’s Class A Common Stock having a market value of $50.00). Prior to exercise, the preferred share purchase rights do not give their holders any dividend, voting or liquidation rights. The Rights Agreement was not adopted in response to any effort to acquire control of BBX. However, the Rights Agreement may have an anti-takeover effect and will be an impediment to a proposed takeover which is not approved by BBX’s board of directors.

Certain Anti-Takeover Effects

In addition to the Rights Agreement, the terms of BBX’s Class A Common Stock and Class B Common Stock make the sale or transfer of control of BBX or the removal of BBX’s incumbent directors unlikely without the concurrence of BFC, as the sole holder of BBX’s Class B Common Stock. BBX’s Restated Articles of Incorporation and Amended and Restated Bylaws also contain other provisions which could have anti-takeover effects. These provisions include, without limitation, the previously described authority of BBX’s board of directors to provide for the issuance of additional shares in one or more series of Preferred Stock and to fix the relative rights and preferences of the Preferred Stock without the need for any shareholder vote or approval, subject to certain limited exceptions, and advance notice procedures to be complied with by BBX’s shareholders in order to make shareholder proposals or nominate directors.

State Anti-Takeover Statutes

The FBCA provides that the voting rights to be accorded “control shares” (as defined below) of a Florida corporation that has (i) 100 or more shareholders, (ii) its principal place of business, its principal office or substantial assets in Florida and (iii) either more than 10% of its shareholders residing in Florida, more than 10% of its shares owned by Florida residents or 1,000 shareholders residing in Florida, must be approved by a majority of each class of voting securities of the corporation, excluding those shares held by “interested persons,” (as defined below) before the control shares will be granted any voting rights. “Control shares” are defined in the FBCA as shares acquired by a person, either directly or indirectly, that when added to all other shares of the issuing corporation owned by that person, would entitle that person to exercise, either directly or indirectly, voting power within any of the following ranges: (i) 20% or more but less than 33% of all voting power of the corporation’s voting securities; (ii) 33% or more but less than a majority of all voting power of the corporation’s voting securities; or (iii) a majority or more of all voting power of the corporation’s voting securities. These provisions do not apply to shares acquired under, among other things, an agreement or plan of merger or share exchange effected in compliance with the relevant provisions of the FBCA and to which the corporation is a party, or an acquisition of shares previously approved by the board of directors of the corporation.

The FBCA also provides that, if any person who, together with such person’s affiliates and associates, beneficially owns 10% or more of any voting stock of a corporation (referred to as an “interested person”), is a party to any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation or other business combination requiring shareholder approval under the FBCA, such transaction requires approval by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the interested person; provided, that such approval is not required if (i) a majority of the disinterested directors has approved the interested person transaction; (ii) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the date of the transaction’s announcement; (iii) the interested person has been the beneficial owner of at least 80% of the corporation’s outstanding voting securities for at least five years preceding the date of the transaction’s announcement; (iv) the interested person is the beneficial owner of at least 90% of the outstanding voting securities of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (v) the corporation is an investment company registered under the Investment Company Act of 1940; or (vi) the consideration that the corporation’s shareholders will receive in the transaction meets certain minimum levels determined by a formula under Section 607.0901(4)(f) of the FBCA.

Limitation on Liability and Indemnification of Directors and Officers

The FBCA generally provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision or failure to act regarding corporate management or policy, unless the director breached or failed to perform his or her duties as a director and the director’s breach of or failure to perform those duties constitutes; (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) an unlawful distribution; (iv) in a proceeding by or in the right of the corporation or in the right of a shareholder, conscious disregard for the best interests of the corporation or willful misconduct; or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

In addition, the FBCA provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), because he or she was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The FBCA further provides that a Florida corporation has the power to indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor because that person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors of the corporation, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification is authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification with regard to a proceeding by or in the right of the corporation is to be made in respect of any claim, issue or matter as to which such person has been found liable unless, and only to the extent that, the court in which the proceeding was brought, or any other court of competent jurisdiction, determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Under the FBCA, to the extent that a director, officer, employee or agent of a Florida corporation has been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

BBX’s Restated Articles of Incorporation and Amended and Restated Bylaws contain indemnification provisions substantially similar to the above-described provisions of the FBCA relating to indemnification. In addition, BBX carries insurance permitted by the laws of the State of Florida for its directors, officers, employees and agents which covers alleged or actual error or omission, misstatement, misleading misstatement, neglect or breach of fiduciary duty while acting in such capacities on behalf of BBX, which acts may include liabilities under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BBX CAPITAL CORPORATION
Date: July 10, 2014

	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer